SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 1, 2005

WesBanco, Inc.
(Exact name of registrant as specified in its charter)

West Virginia	0-8467	55-0571723
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1 Bank Plaza, Wheeling, WV	26003
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (304) 234-9000

Former name or former address, if changed since last report Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER INFORMATION

On February 1, 2005, Harland Financial Solutions signed a definitive agreement to acquire Cincinnati, Ohio based, Intrieve Incorporated ("Intrieve"). Intrieve provides fully integrated technology solutions to financial institutions in an outsourced environment. At February 1, 2005, WesBanco, Inc. ("WesBanco") owned 5,219 shares of Intrieve, which were obtained in the January 3, 2005 acquisition of Winton Financial Corporation ("Winton"). Intrieve provided core banking services to Winton. WesBanco expects to realize a total pretax gain on the conversion of these shares of approximately $0.8 million, assuming Intrieve’s shareholder approval. The gain is expected to be realized over the first, second and third quarters of 2005, with approximately $0.7 million anticipated to be realized late in the first quarter of 2005 or early in the second quarter of 2005, with the remaining gain to be realized after 12 months.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WesBanco, Inc.
(Registrant)

February 14, 2005	/s/ Robert H. Young
Date	Robert H. Young
Executive Vice President & Chief
Financial Officer